Exhibit 5.1

November 30, 2020

Achieve Life Sciences, Inc.
1040 West Georgia, Suite 1030

Vancouver, British Columbia, V6E 4H1

Ladies and Gentlemen:

We have acted as counsel to Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-250074) filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2020, and each amendment thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), up to an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) plus up to 225,000 shares of Common Stock subject to an over-allotment option granted to the underwriter (the “Shares”), and a warrant to purchase up to 50,000 shares of Common Stock (the “Representative’s Warrant”).  The Shares, the Representative Warrant, including the shares of Common Stock issuable upon the conversion of the Representative Warrant (the “Representative Warrant Shares”) are collectively referred to herein as the “Securities.”  The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Lake Street Capital Markets, LLC.  The Securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s certificate of incorporation, as amended (the “Certificate”) and bylaws, as amended (the “Bylaws”), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement and the Prospectus, the Representative’s Warrant, the Underwriting Agreement and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us.  In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law of the State of Delaware.

Based upon, and subject to, the foregoing, we are of the opinion that:

1.	The Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.

The Representative’s Warrant, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Achieve Life Sciences, Inc.

3.

The Representative’s Warrant Shares, when issued and delivered upon exercise of the Representative’s Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this opinion, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.  This opinion is rendered on, and speaks only as of, the date first written above, and does not address any potential change in facts or law that may occur after the date of this opinion.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

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Achieve Life Sciences, Inc.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP